FOR IMMEDIATE RELEASE	Monday, February 27, 2017

TEGNA Inc. Reports Record 2016 Fourth Quarter and Full Year Results

Highlights for the fourth quarter include the following:

•
GAAP earnings per diluted share from continuing operations of $0.61. Non-GAAP earnings per diluted share from continuing operations of $0.74, a 40 percent increase compared to the fourth quarter of 2015

•	Total company revenues were 10 percent higher driven by strong Media Segment results

•
Media Segment revenues were 14 percent higher and reached a record $529 million; adjusted for three fewer days in the fourth quarter this year, grew 17 percent year-over-year, reflecting substantial increases in political advertising and retransmission revenues

•	Net income from continuing operations was $133 million; Adjusted EBITDA totaled $350 million, a 15 percent increase year-over-year

•	Net cash flow from operating activities totaled $229 million; free cash flow was $202 million

Highlights for the full year include the following:

•
GAAP earnings per diluted share from continuing operations of $2.02 compared to $1.56 per diluted share last year. Non-GAAP earnings per diluted share from continuing operations of $2.33, an increase of 62 percent year-over-year

•	Total company revenues were up 10 percent driven by record Media Segment results

•
Media Segment revenues of $1.9 billion were 15 percent higher reflecting strong political advertising and advertising related to the Summer Olympics as well as a substantial increase in retransmission revenue

•	Net income from continuing operations was $444 million; Adjusted EBITDA totaled $1.2 billion, a 17 percent increase year-over-year

•	Net cash flow from operating activities totaled $683 million; free cash flow was $589 million

•	Announced the intention to spin-off Cars.com, which is anticipated to occur in the first half of 2017, and commenced a strategic review of CareerBuilder

McLEAN, VA - TEGNA Inc. (NYSE: TGNA) today reported GAAP earnings per diluted share from continuing operations of $0.61 for the fourth quarter of 2016. Non-GAAP earnings per diluted share were $0.74, a 39.6 percent increase compared to the fourth quarter of 2015.

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Gracia Martore, president and chief executive officer, said, “2016 was a record year for TEGNA, capped by a strong fourth quarter despite a highly unusual presidential election season. Non-GAAP earnings per share were 40 percent higher than the fourth quarter of 2015 and increased 62 percent year-over-year. Total company revenues for both the quarter and the year were up 10 percent, boosted by record results across TEGNA Media. Higher retransmission revenues and political spending helped Media revenues grow 14 percent in the fourth quarter and reach a record level. While political spending on the presidential race was lower than predicted, TEGNA Media’s strong geographic footprint and increased non-presidential spending enabled the company to capture a large share of the overall broadcast political spend. Across TEGNA Digital, total revenues at Cars.com increased nearly five percent in the quarter thanks to the acquisition of DealerRater and an increase in display advertising revenues. CareerBuilder's revenue growth in the quarter were the best results of the year as the company continued its integration of two recent acquisitions, Aurico and Workterra. CareerBuilder also saw positive results in its resume database, employer services products and human capital software solutions.”

Martore continued, “We continue to make progress toward our planned spin-off of Cars.com and strategic review of CareerBuilder as we move ahead on evaluating strategic alternatives for the businesses. In every decision we make, we are driving the company forward and maximizing return for our investors. Our businesses remain strong and are well positioned for growth in 2017.”

FOURTH QUARTER
CONTINUING OPERATIONS

The following table summarizes the year-over-year changes in continuing operations for both GAAP and non-GAAP measures (in thousands).

	GAAP		Non-GAAP
	Fourth Quarter Ended Dec. 31, 2016	Fourth Quarter Ended Dec. 31, 2015	Fourth Quarter Ended Dec. 31, 2016	Fourth Quarter Ended Dec. 31, 2015

Operating revenue	$887,416	$805,264	$887,416	$805,264
Operating expense	607,627	478,369	588,928	549,260
Operating income	$279,789	$326,895	$298,488	$256,004

Net income from continuing operations attributable to TEGNA	$133,119	$155,942	$160,394	$119,334

See Table 3 for reconciliations between non-GAAP measures and the most directly comparable GAAP reported numbers.

Total company revenues increased 10.2 percent in the fourth quarter of 2016 compared to the fourth quarter of 2015 driven by revenue growth in both the Media Segment and Digital Segment.

On a non-GAAP basis, operating expenses were up 7.2 percent primarily due to higher Media Segment expenses. Corporate expenses in the fourth quarter of 2016 totaled $15.9 million. Excluding special items, corporate expenses were $14.3 million (see Table 4).

Reported operating income declined 14.4 percent compared to the fourth quarter in 2015 while on a non-GAAP basis, operating income was 16.6 percent higher. Net income from continuing operations attributable to TEGNA was 14.6 percent lower compared to the fourth quarter of 2015. On a non-

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GAAP basis, net income from continuing operations attributable to TEGNA was up 34.4 percent. Adjusted EBITDA (a non-GAAP measure detailed in Table 4) totaled $349.8 million, an increase of 15.0 percent compared to the fourth quarter in 2015. The Adjusted EBITDA margin in the quarter equaled 39.4 percent, 1.6 percentage points higher than the same quarter last year.

Special items in the fourth quarter of 2016 unfavorably impacted GAAP results by $0.13 per share due primarily to non-cash impairments, facility consolidation, severance and other expenses primarily related to the potential spin-off of Cars.com and strategic review of CareerBuilder (refer to Table 3 for a reconciliation of results on a GAAP and non-GAAP basis).

FOURTH QUARTER
TEGNA MEDIA

In the fourth quarter of 2015, we changed our financial reporting cycle to a calendar year-end, which resulted in our fourth quarter of 2016 having three fewer days than the same quarter in 2015. The extra days in the fourth quarter of 2015 contributed approximately $11 million to Media Segment revenues.

The following table summarizes the year-over-year changes in select Media Segment revenue categories (in thousands).

	Fourth Quarter Ended
	Dec. 31, 2016	Dec. 31, 2015	Percentage Change
Core (Local & National) (a)	$254,088	$296,325	(14.3%)
Political (a)	90,758	10,525	****
Retransmission (b)	145,441	119,944	21.3%
Online (a)	33,298	31,080	7.1%
Other	5,532	4,359	26.9%
Total	$529,117	$462,233	14.5%

(a) Amounts in 2015 have not been reduced for the three fewer days in 2016.
(b) Reverse compensation to networks is included as part of programming costs.

Media Segment revenues reached a record $529.1 million in the quarter, a 14.5 percent increase compared to the fourth quarter in 2015. Excluding the extra days in the fourth quarter last year, Media Segment revenues would have been up 17.3 percent. The growth was driven by an $80.2 million increase in political advertising and a $25.5 million increase in retransmission revenues. These increases were partially offset by a decline in core advertising due to the displacement effect of political advertising in the quarter. Excluding the extra days in the fourth quarter last year, core advertising revenues would have been approximately 11.0 percent lower reflecting, in part, political displacement.

Media Segment operating expenses were $292.6 million compared to $261.6 million in the fourth quarter of 2015. The increase was due primarily to higher programming fees and continued investment in growth initiatives. Operating income was $236.5 million, an increase of 17.9 percent compared to $200.7 million in the fourth quarter in 2015. On a non-GAAP basis, operating income in the quarter was 17.6 percent higher and totaled $243.7 million. Adjusted EBITDA was $261.2 million, an increase of 16.4 percent resulting in an Adjusted EBITDA margin of 49.4 percent in the quarter.

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Based on current trends, we expect Media Segment revenue in the first quarter of 2017 to be flat to slightly above the first quarter of 2016. The year-over-year comparison will be unfavorably impacted by substantially lower political advertising revenue ($16 million in the first quarter of 2016) and the move of the Super Bowl to our 3 small FOX stations in 2017 from our 11 CBS stations in 2016. Excluding the unfavorable impact of the Super Bowl shift (approximately $9 million) and lower politically-related advertising, the percentage increase in Media Segment revenues is expected to be up in the mid-single digits in the first quarter of 2017 compared to the first quarter of 2016.

FOURTH QUARTER
TEGNA DIGITAL

Digital Segment revenues rose 4.5 percent in the fourth quarter reflecting $7.4 million in revenue growth at Cars.com and a $10.1 million revenue increase at CareerBuilder offset, in part, by the impact of the sale of the PointRoll business in November 2015.

Total revenues at Cars.com were 4.8 percent higher in the fourth quarter. Cars.com revenues sold directly by the company were up 7.5 percent driven by the acquisition of DealerRater and an increase in display advertising revenues and higher lead spending by auto manufacturers. Wholesale revenues (fees paid by newspaper affiliates) were 2.5 percent lower in the quarter compared to the fourth quarter in 2015.

CareerBuilder revenues grew 5.9 percent (6.9 percent on a constant currency basis) in the fourth quarter, a significant sequential improvement from the growth rate in the third quarter and the best quarterly revenue growth of the year. CareerBuilder results reflect continued growth in its resume database and employer services products and human capital software solutions as well as the acquisitions of Aurico and Workterra. Partially offsetting these increases was a decline in job site advertising.

Digital Segment operating expenses totaled $299.1 million, an increase of 3.5 percent. The increase reflects primarily the acquisitions of Aurico and Workterra and higher cost of sales in support of revenue growth at CareerBuilder, partially offset by the impact of the disposition of PointRoll. Digital Segment operating expenses on a non-GAAP basis were 4.2 percent higher compared to the fourth quarter in 2015.

Digital Segment operating income was $59.2 million. Excluding special items, non-GAAP operating income was $69.0 million, an increase of 5.6 percent compared to the fourth quarter in 2015. Adjusted EBITDA totaled $102.7 million resulting in an Adjusted EBITDA margin of 28.7 percent.

FOURTH QUARTER
NON-OPERATING AND CASH FLOW ITEMS

Interest expense totaled $56.6 million in the quarter, a decline of $10.2 million from $66.8 million in the fourth quarter of 2015, due to lower average debt outstanding and a lower average interest rate. On November 1, 2016, we opportunistically redeemed at par the remaining $70 million of 7.125 percent notes outstanding that were to mature in September 2018 generating a total net reduction of interest expense of approximately $5 million through the original maturity.

Other non-operating expense was $9.2 million, an increase of $3.0 million from the fourth quarter of 2015 reflecting primarily expenses associated with the anticipated spin-off of Cars.com and strategic review of CareerBuilder. Other non-operating income on a non-GAAP basis in the fourth quarter of 2016 was $1.9 million compared to $2.6 million in the fourth quarter of 2015.

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Cash flow from operating activities for the fourth quarter of 2016 was $228.7 million. Free cash flow (a non-GAAP measure - Refer to Table 5) totaled $202.4 million for the quarter. Long-term debt outstanding was $4.0 billion and total cash was $76.9 million at the end of the quarter. During the quarter, we repurchased 497,621 shares of our outstanding stock for $11.0 million. Dividends paid in the quarter totaled $30.0 million. The effective tax rate in the quarter was 34.2 percent on a GAAP basis. On a non-GAAP basis, the effective tax rate was 30.7 percent reflecting the benefit of various tax planning initiatives and the tax benefit of restricted stock units which vested in the quarter.

FULL YEAR 2016
CONTINUING OPERATIONS

Total operating revenues for the full year were $3.34 billion, an increase of 9.5 percent compared to 2015 reflecting revenue increases in the Media Segment and the Digital Segment. Media Segment revenues increased 14.9 percent compared to 2015 to a record $1.9 billion driven by a $133.4 million increase in political spending, advertising related to the Summer Olympics of $55.9 million and a 29.7 percent increase in retransmission revenue. Adjusting for the change to a calendar fiscal year, Media Segment revenues were up approximately 16 percent. Digital Segment revenues were 2.8 percent higher reflecting revenue growth of 6.1 percent at Cars.com and 2.3 percent at CareerBuilder.

Operating expenses totaled $2.37 billion, an increase of 10.8 percent compared to 2015, reflecting higher expenses in the Media Segment and the Digital Segment and the gain on sale of the corporate headquarters in 2015 and offset partially by the absence of unallocated costs that impacted results in 2015. On a non-GAAP basis, operating expenses were up 5.0 percent to $2.31 billion primarily due to higher programming fees, expenses associated with revenue growth in the year and continued investment in growth initiatives at our Media Segment. Operating income totaled $972.1 million compared to $913.2 million in 2015. On a non-GAAP basis, operating income was 21.3 percent higher and totaled $1.03 billion while net income from continuing operations attributable to TEGNA was 54.7 percent higher.

Adjusted EBITDA was $1.23 billion in 2016 compared to $1.05 billion in 2015, an increase of 17.1 percent. The Adjusted EBITDA margin in 2016 was 36.9 percent, an increase of 2.3 percentage points from 34.6 percent in 2015.

* * * *
As previously announced, the company will hold an earnings conference call at 10:00 a.m. E.T. today. The call can be accessed via a live webcast through the company's Investors website, investors.TEGNA.com, or listen-only conference lines. U.S. callers should dial 1-888-282-4591 and international callers should dial 1-719-325-2455 at least 10 minutes prior to the scheduled start of the call. The confirmation code for the conference call is 1551080. A replay of the conference call will be available under “Investor Relations” at www.TEGNA.com from Monday, February 27 at 2 p.m. (ET) to Monday, March 13 at 2 p.m. (ET). To access the replay, dial 888-203-1112 or 719-457-0820. The confirmation code for the replay is 1551080. Materials related to the call will be available through the Investor Relations section of the company's website Monday morning.

TEGNA Inc. (NYSE: TGNA) is comprised of a dynamic portfolio of media and digital businesses that provide content that matters and brands that deliver. TEGNA offers highly relevant, useful and smart content, when and how people need it, to make the best decisions possible. TEGNA Media includes 46 television stations (including those serviced by TEGNA) and is the largest independent station group of major network affiliates in the top 25 markets, reaching approximately one-third of all

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television households nationwide. TEGNA Digital is comprised of Cars.com, a leading online destination for automotive consumers, CareerBuilder, a global leader in human capital solutions, and G/O Digital, a customized local digital marketing company. For more information, visit www.tegna.com.

Certain statements in this press release may be forward looking in nature or “forward looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The forward looking statements contained in this press release are subject to a number of risks, trends and uncertainties that could cause actual performance to differ materially from these forward looking statements. A number of those risks, trends and uncertainties are discussed in the company's SEC reports, including the company's annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward looking statements in this press release should be evaluated in light of these important risk factors.

TEGNA is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.

# # #

For investor inquiries, contact:	For media inquiries, contact:
Jeffrey Heinz	Steve Kidera
Vice President, Investor Relations	Corporate Communications
703-873-6917	703-873-6434
jheinz@TEGNA.com	skidera@TEGNA.com

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CONDENSED CONSOLIDATED STATEMENTS OF INCOME Continuing Operations TEGNA Inc. Unaudited, in thousands (except per share amounts)

Table No. 1
	Fourth Quarter Ended Dec. 31, 2016	Fourth Quarter Ended Dec. 31, 2015	% Increase (Decrease)

Operating revenues:
Media	$529,117	$462,233	14.5
Digital	358,299	343,031	4.5
Total	887,416	805,264	10.2

Operating expenses:
Cost of revenues and operating expenses, exclusive of depreciation	273,874	232,555	17.8
Selling, general and administrative expenses, exclusive of depreciation	269,276	273,571	(1.6)
Depreciation	22,037	20,051	9.9
Amortization of intangible assets	29,256	28,128	4.0
Asset impairment and facility consolidation charges (gains)	13,184	(75,936)	****
Total	607,627	478,369	27.0
Operating income	279,789	326,895	(14.4)

Non-operating expense:
Equity loss in unconsolidated investments, net	(640)	(941)	(32.0)
Interest expense	(56,552)	(66,758)	(15.3)
Other non-operating expense, net	(9,219)	(6,183)	49.1
Total	(66,411)	(73,882)	(10.1)

Income before income taxes	213,378	253,013	(15.7)
Provision for income taxes	69,135	81,608	(15.3)
Income from continuing operations	144,243	171,405	(15.8)
Net income attributable to noncontrolling interests	(11,124)	(15,463)	(28.1)
Net income from continuing operations attributable to TEGNA Inc.	$133,119	$155,942	(14.6)

Earnings from continuing operations per share:
Basic	$0.62	$0.71	(12.7)
Diluted	$0.61	$0.69	(11.6)

Weighted average number of common shares outstanding:
Basic	214,847	220,768	(2.7)
Diluted	217,200	225,129	(3.5)

Dividends declared per share	$0.14	$0.14	—

CONDENSED CONSOLIDATED STATEMENTS OF INCOME Continuing Operations TEGNA Inc. Unaudited, in thousands (except per share amounts)

Table No. 1 (continued)
	Year Ended Dec. 31, 2016	Year Ended Dec. 31, 2015	% Increase (Decrease)

Operating revenues:
Media	$1,933,579	$1,682,144	14.9
Digital	1,407,619	1,368,801	2.8
Total	3,341,198	3,050,945	9.5

Operating expenses:
Cost of revenues and operating expenses, exclusive of depreciation	1,038,667	923,336	12.5
Selling, general and administrative expenses, exclusive of depreciation	1,093,837	1,068,221	2.4
Depreciation	89,531	90,803	(1.4)
Amortization of intangible assets	114,959	114,284	0.6
Asset impairment and facility consolidation charges (gains)	32,130	(58,857)	****
Total	2,369,124	2,137,787	10.8
Operating income	972,074	913,158	6.5

Non-operating expense:
Equity loss in unconsolidated investments, net	(7,170)	(5,064)	41.6
Interest expense	(232,013)	(273,629)	(15.2)
Other non-operating expense, net	(20,439)	(11,529)	77.3
Total	(259,622)	(290,222)	(10.5)

Income before income taxes	712,452	622,936	14.4
Provision for income taxes	216,979	202,314	7.2
Income from continuing operations	495,473	420,622	17.8
Net income attributable to noncontrolling interests	(51,302)	(63,164)	(18.8)
Net income from continuing operations attributable to TEGNA Inc.	$444,171	$357,458	24.3

Earnings from continuing operations per share:
Basic	$2.05	$1.59	28.9
Diluted	$2.02	$1.56	29.5

Weighted average number of common shares outstanding:
Basic	216,358	224,688	(3.7)
Diluted	219,681	229,721	(4.4)

Dividends declared per share	$0.56	$0.68	(17.6)

BUSINESS SEGMENT INFORMATION TEGNA Inc. Unaudited, in thousands of dollars

Table No. 2
	Fourth Quarter Ended Dec. 31, 2016	Fourth Quarter Ended Dec. 31, 2015	% Increase (Decrease)

Operating revenues:
Media	$529,117	$462,233	14.5
Digital	358,299	343,031	4.5
Total	$887,416	$805,264	10.2

Operating income (net of depreciation, amortization, asset impairment and facility consolidation charges):
Media	$236,523	$200,680	17.9
Digital	59,182	53,924	9.8
Corporate	(15,916)	(17,601)	(9.6)
Net gain on sale of corporate headquarters building	—	89,892	(100.0)
Total	$279,789	$326,895	(14.4)

Depreciation, amortization, asset impairment and facility consolidation charges (gains):
Media	$24,262	$20,173	20.3
Digital	39,654	40,857	(2.9)
Corporate	561	(88,787)	****
Total	$64,477	$(27,757)	****

Adjusted EBITDA (a):
Media	$261,242	$224,474	16.4
Digital	102,729	96,205	6.8
Corporate	(14,190)	(16,496)	(14.0)
Total	$349,781	$304,183	15.0

(a) "Adjusted EBITDA" is a non-GAAP measure used by management to measure, analyze and compare the performance of its business segment operations at a more detailed level and in a meaningful and consistent manner. The definition of "Adjusted EBITDA" is provided in the section "Use of Non-GAAP Information" and Table No. 4 provides reconciliations to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's condensed consolidated statements of income.

BUSINESS SEGMENT INFORMATION TEGNA Inc. Unaudited, in thousands of dollars

Table No. 2 (continued)
	Year Ended Dec. 31, 2016	Year Ended Dec. 31, 2015	% Increase (Decrease)

Operating revenues:
Media	$1,933,579	$1,682,144	14.9
Digital	1,407,619	1,368,801	2.8
Total	$3,341,198	$3,050,945	9.5

Operating income (net of depreciation, amortization, asset impairment and facility consolidation charges):
Media	$806,411	$714,237	12.9
Digital	230,121	229,386	0.3
Corporate	(64,458)	(68,418)	(5.8)
Net gain on sale of corporate headquarters building	—	89,892	(100.0)
Unallocated costs (b)	—	(51,939)	100.0
Total	$972,074	$913,158	6.5

Depreciation, amortization, asset impairment and facility consolidation charges (gains):
Media	$82,639	$81,665	1.2
Digital	150,382	146,907	2.4
Corporate	3,599	(82,342)	****
Total	$236,620	$146,230	61.8

Adjusted EBITDA (a):
Media	$908,068	$787,162	15.4
Digital	384,619	379,889	1.2
Corporate	(58,137)	(60,868)	(4.5)
Unallocated costs (b)	—	(51,939)	(100.0)
Total	$1,234,550	$1,054,244	17.1

(a) "Adjusted EBITDA" is a non-GAAP measure used by management to measure, analyze and compare the performance of its business segment operations at a more detailed level and in a meaningful and consistent manner. The definition of "Adjusted EBITDA" is provided in the section "Use of Non-GAAP Information" and Table No. 4 provides reconciliations to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's condensed consolidated statements of income.

(b) Unallocated costs in 2015 represent certain expenses that historically were allocated to the former Publishing Segment but that could not be allocated to discontinued operations because they were not clearly and specifically identifiable to the spun-off businesses, the accounting criteria for reclassification to discontinued operations.

USE OF NON-GAAP INFORMATION

The company uses non-GAAP financial performance and liquidity measures to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the related GAAP measures, nor should they be considered superior to the related GAAP measures, and should be read together with financial information presented on a GAAP basis. Also, our non-GAAP measures may not be comparable to similarly titled measures of other companies.

Management and the company’s Board of Directors use the non-GAAP financial measures for purposes of evaluating business unit and consolidated company performance. Furthermore, the Executive Compensation Committee of our Board of Directors uses non-GAAP measures such as Adjusted EBITDA, non-GAAP net income, non-GAAP EPS and free cash flow to evaluate management’s performance. The company, therefore, believes that each of the non-GAAP measures presented provides useful information to investors and other stakeholders by allowing them to view our business through the eyes of management and our Board of Directors, facilitating comparisons of results across historical periods and focus on the underlying ongoing operating performance of our business. The company discusses in this report non-GAAP financial performance measures that exclude from its reported GAAP results the impact of “special items” consisting of severance expense, impairment charges on operating assets and equity investments, facility consolidation charges, gains related to building sales, gains/losses related to business disposals, expenses related to business acquisitions, costs associated with the company's spin-off transactions and benefits to our income tax provision. We also adjust net income attributed to noncontrolling interests to the extent any of the above items are related to our CareerBuilder business unit. The company believes that such expenses, charges and gains are not indicative of normal, ongoing operations. Such items vary from period to period and are significantly impacted by the timing and nature of these events. Therefore, while the company may incur or recognize these types of expenses, charges and gains in the future, management believes that removing these items for purposes of calculating the non-GAAP financial measures provides investors with a more focused presentation of the company's ongoing operating performance.

The company also discusses Adjusted EBITDA, a non-GAAP financial performance measure that it believes offers a useful view of the overall operation of its businesses. The company defines Adjusted EBITDA as net income from continuing operations attributable to TEGNA before (1) net income attributable to noncontrolling interests, (2) interest expense, (3) income taxes, (4) equity income (losses) in unconsolidated investees, net, (5) other non-operating items such as spin-off transaction expenses, investment income and currency gains and losses, (6) severance expense, (7) facility consolidation charges, (8) impairment charges, (9) depreciation and (10) amortization. When Adjusted EBITDA is discussed in reference to performance on a consolidated basis, the most directly comparable GAAP financial measure is Net income from continuing operations attributable to TEGNA. Management does not analyze non-operating items such as interest expense and income taxes on a segment level; therefore, the most directly comparable GAAP financial measure to Adjusted EBITDA when performance is discussed on a segment level is Operating income. Users should consider the limitations of using Adjusted EBITDA, including the fact that this measure does not provide a complete measure of our operating performance. Adjusted EBITDA is not intended to purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. In particular, Adjusted EBITDA is not intended to be a measure of free cash flow available for management’s discretionary expenditures, as this measure does not consider certain cash requirements, such as working capital needs, capital expenditures, contractual commitments, interest payments, tax payments and other debt service requirements.

This earnings release also discusses free cash flow, a non-GAAP liquidity measure. Free cash flow is defined as “net cash flow from operating activities” as reported on the statement of cash flows reduced by “purchase of property and equipment”. The company believes that free cash flow is a useful measure for management and investors to evaluate the level of cash generated by operations and the ability of its operations to fund investments in new and existing businesses, return cash to shareholders under the company’s capital program, repay indebtedness, add to the company’s cash balance, or use in other discretionary activities. Management uses free cash flow to monitor cash available for repayment of indebtedness and in its discussions with the investment community. Like Adjusted EBITDA, free cash flow is not intended to be a measure of cash flow available for management’s discretionary use.

Tabular reconciliations for all of the non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in the following tables.

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars (except per share amounts)

Table No. 3

Reconciliations of certain line items impacted by special items to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's condensed consolidated statements of income follow:

	GAAP Measure	Special Items					Non-GAAP Measure
	Fourth Quarter Ended Dec. 31, 2016	Severance expense	Asset impairment and facility consolidation charges	Other non-operating items	Impact of special items attributable to NCI	Special tax benefit	Fourth Quarter Ended Dec. 31, 2016

Cost of revenues and operating expenses, exclusive of depreciation	$273,874	$(1,429)	$—	$—	$—	$—	$272,445
Selling general and administrative expenses, exclusive of depreciation	269,276	(4,086)	—	—	—	—	265,190
Asset impairment and facility consolidation charges	13,184	—	(13,184)	—	—	—	—
Operating expenses	607,627	(5,515)	(13,184)	—	—	—	588,928
Operating income	279,789	5,515	13,184	—	—	—	298,488
Equity loss in unconsolidated investments, net	(640)	—	—	—	—	—	(640)
Other non-operating (expense) income	(9,219)	—	—	11,124	—	—	1,905
Total non-operating expense	(66,411)	—	—	11,124	—	—	(55,287)
Income before income taxes	213,378	5,515	13,184	11,124	—	—	243,201
Provision for income taxes	69,135	1,911	5,061	(8,208)	(283)	3,339	70,955
Net income attributable to noncontrolling interests	(11,124)	—	—	—	(728)	—	(11,852)
Net income from continuing operations attributable to TEGNA	133,119	3,604	8,123	19,332	(445)	(3,339)	160,394
Net income from continuing operations per share-diluted	$0.61	$0.02	$0.04	$0.09	$—	$(0.02)	$0.74

	GAAP Measure	Special Items					Non-GAAP Measure
	Fourth Quarter Ended Dec. 31, 2015	Severance expense	Asset impairment and facility consolidation charges	Gain on sale of Corporate HQ building, net	Other non-operating items	Special tax benefit	Fourth Quarter Ended Dec. 31, 2015

Cost of revenues and operating expenses, exclusive of depreciation	$232,555	$(4,288)	$—	$—	$—	$—	$228,267
Selling general and administrative expenses, exclusive of depreciation	273,571	(757)	—	—	—	—	272,814
Asset impairment and facility consolidation charges (gains)	(75,936)	—	(13,956)	89,892	—	—	—
Operating expenses	478,369	(5,045)	(13,956)	89,892	—	—	549,260
Operating income	326,895	5,045	13,956	(89,892)	—	—	256,004
Other non-operating (expense) income	(6,183)	—	—	—	8,829	—	2,646
Total non-operating expense	(73,882)	—	—	—	8,829	—	(65,053)
Income before income taxes	253,013	5,045	13,956	(89,892)	8,829	—	190,951
Provision for income taxes	81,608	1,961	2,828	(34,968)	3,442	1,283	56,154
Net income from continuing operations attributable to TEGNA	155,942	3,084	11,128	(54,924)	5,387	(1,283)	119,334
Net income from continuing operations per share - diluted (a)	$0.69	$0.01	$0.05	$(0.24)	$0.02	$(0.01)	$0.53
(a) - Per share amounts do not foot due to rounding

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars (except per share amounts)

Table No. 3 (continued)

Reconciliations of certain line items impacted by special items to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's condensed consolidated statements of income follow:

	GAAP Measure	Special Items					Non-GAAP Measure
	Year Ended Dec. 31, 2016	Severance expense	Asset impairment and facility consolidation charges	Other non-operating items and equity investment impairments	Impact of special items attributable to NCI	Special tax benefit	Year Ended Dec. 31, 2016

Cost of revenues and operating expenses, exclusive of depreciation	$1,038,667	$(14,030)	$—	$—	$—	$—	$1,024,637
Selling general and administrative expenses, exclusive of depreciation	1,093,837	(11,826)	—	—	—	—	1,082,011
Asset impairment and facility consolidation charges	32,130	—	(32,130)	—	—	—	—
Operating expenses	2,369,124	(25,856)	(32,130)	—	—	—	2,311,138
Operating income	972,074	25,856	32,130	—	—	—	1,030,060
Equity loss in unconsolidated investments, net	(7,170)	—	—	3,899	—	—	(3,271)
Other non-operating (expense) income	(20,439)	—	—	29,118	—	—	8,679
Total non-operating expense	(259,622)	—	—	33,017	—	—	(226,605)
Income before income taxes	712,452	25,856	32,130	33,017	—	—	803,455
Provision for income taxes	216,979	9,787	12,473	(1,755)	(283)	3,339	240,540
Net income attributable to noncontrolling interests	(51,302)	—	—		(728)	—	(52,030)
Net income from continuing operations attributable to TEGNA	444,171	16,069	19,657	34,772	(445)	(3,339)	510,885
Net income from continuing operations per share - diluted (a)	$2.02	$0.07	$0.09	$0.16	$—	$(0.02)	$2.33
(a) - Per share amounts do not foot due to rounding

	GAAP Measure	Special Items					Non-GAAP Measure
	Year Ended Dec. 31, 2015	Severance expense	Asset impairment and facility consolidation charges	Gain on sale of Corporate HQ building, net and other building sale gain	Other non-operating items	Special tax benefit	Year Ended Dec. 31, 2015

Cost of revenues and operating expenses, exclusive of depreciation	$923,336	$(6,430)	$—	$12,709	$—	$—	$929,615
Selling general and administrative expenses, exclusive of depreciation	1,068,221	(1,135)	—	—	—	—	1,067,086
Asset impairment and facility consolidation charges (gains)	(58,857)	—	(31,035)	89,892	—	—	—
Operating expenses	2,137,787	(7,565)	(31,035)	102,601	—	—	2,201,788
Operating income	913,158	7,565	31,035	(102,601)	—	—	849,157
Other non-operating expense	(11,529)	—	—	—	10,282	—	(1,247)
Total non-operating expense	(290,222)	—	—	—	10,282	—	(279,940)
Income before income taxes	622,936	7,565	31,035	(102,601)	10,282	—	569,217
Provision for income taxes	202,314	2,899	9,180	(39,694)	(2,295)	3,305	175,709
Net income from continuing operations attributable to TEGNA	357,458	4,666	21,855	(62,907)	12,577	(3,305)	330,344
Net income from continuing operations per share - diluted (a)	$1.56	$0.02	$0.10	$(0.27)	$0.05	$(0.01)	$1.44
(a) - Per share amounts do not foot due to rounding

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars

Table No. 4

Reconciliations of Adjusted EBITDA to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's condensed consolidated statements of income follow:

Fourth Quarter Ended Dec. 31, 2016:
	Media	Digital	Corporate	Consolidated Total

Net income from continuing operations attributable to TEGNA Inc. (GAAP basis)				$133,119
Net income attributable to noncontrolling interests				11,124
Provision for income taxes				69,135
Interest expense				56,552
Equity loss in unconsolidated investments, net				640
Other non-operating expense				9,219
Operating income (GAAP basis)	$236,523	$59,182	$(15,916)	$279,789
Severance expense	457	3,893	1,165	5,515
Asset impairment and facility consolidation charges	6,769	5,915	500	13,184
Adjusted operating income (non-GAAP basis)	243,749	68,990	(14,251)	298,488
Depreciation	12,047	9,929	61	22,037
Amortization	5,446	23,810	—	29,256
Adjusted EBITDA (non-GAAP basis)	$261,242	$102,729	$(14,190)	$349,781

Fourth Quarter Ended Dec. 31, 2015:
	Media	Digital	Corporate	Consolidated Total

Net income from continuing operations attributable to TEGNA Inc. (GAAP basis)				$155,942
Net income attributable to noncontrolling interests				15,463
Provision for income taxes				81,608
Interest expense				66,758
Equity loss in unconsolidated investments, net				941
Other non-operating expense				6,183
Operating income (GAAP basis)	$200,680	$53,924	$72,291	$326,895
Severance expense	3,621	1,424	—	5,045
Asset impairment and facility consolidation charges	3,006	9,988	962	13,956
Gain on sale of Corporate HQ building, net	—	—	(89,892)	(89,892)
Adjusted operating income (non-GAAP basis)	207,307	65,336	(16,639)	256,004
Depreciation	11,676	8,232	143	20,051
Amortization	5,491	22,637	—	28,128
Adjusted EBITDA (non-GAAP basis)	$224,474	$96,205	$(16,496)	$304,183

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars

Table No. 4 (continued)

Reconciliations of Adjusted EBITDA to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's condensed consolidated statements of income follow:

Year Ended Dec. 31, 2016:
	Media	Digital	Corporate	Consolidated Total

Net income from continuing operations attributable to TEGNA Inc. (GAAP basis)				$444,171
Net income attributable to noncontrolling interests				51,302
Provision for income taxes				216,979
Interest expense				232,013
Equity loss in unconsolidated investments, net				7,170
Other non-operating expense				20,439
Operating income (GAAP basis)	$806,411	$230,121	$(64,458)	$972,074
Severance expense	19,018	4,116	2,722	25,856
Asset impairment and facility consolidation charges	8,633	21,133	2,364	32,130
Adjusted operating income (non-GAAP basis)	834,062	255,370	(59,372)	1,030,060
Depreciation	51,973	36,323	1,235	89,531
Amortization	22,033	92,926	—	114,959
Adjusted EBITDA (non-GAAP basis)	$908,068	$384,619	$(58,137)	$1,234,550

Year Ended Dec. 31, 2015:
	Media	Digital	Corporate	Unallocated Costs	Consolidated Total

Net income from continuing operations attributable to TEGNA Inc. (GAAP basis)					$357,458
Net income attributable to noncontrolling interests					63,164
Provision for income taxes					202,314
Interest expense					273,629
Equity loss in unconsolidated investments, net					5,064
Other non-operating expense					11,529
Operating income (GAAP basis)	$714,237	$229,386	$21,474	$(51,939)	$913,158
Severance expense	3,969	3,596	—	—	7,565
Asset impairment and facility consolidation charges	8,078	21,995	962	—	31,035
Gain on sale of Corporate HQ building, net and other building sale gain	(12,709)	—	(89,892)	—	(102,601)
Adjusted operating income (non-GAAP basis)	713,575	254,977	(67,456)	(51,939)	849,157
Depreciation	51,131	33,084	6,588	—	90,803
Amortization	22,456	91,828	—	—	114,284
Adjusted EBITDA (non-GAAP basis)	$787,162	$379,889	$(60,868)	$(51,939)	$1,054,244

Note: Starting in second quarter of 2016, the company revised the method for computing Adjusted EBITDA to no longer treat non-cash rent as a reconciling item. The first quarter 2016 number was updated to conform to this new method that resulted in a $1.6 million reduction to our previously reported first quarter 2016 Adjusted EBITDA. This change also reduced Adjusted EBITDA for the twelve months ended December 31, 2015 by $1.6 million.

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars

Table No. 5

"Free cash flow" is a non-GAAP liquidity measure used in addition to and in conjunction with results presented in accordance with GAAP. Free cash flow should not be relied upon to the exclusion of similar GAAP financial measures.

	Fourth Quarter Ended Dec. 31, 2016	Year Ended Dec. 31, 2016

Net cash flow from operating activities	$228,666	$683,429
Purchase of property, plant and equipment	(26,219)	(94,796)
Free cash flow	$202,447	$588,633

TAX RATE CALCULATION TEGNA Inc. Unaudited, in thousands of dollars

Table No. 6

The calculations of the company's effective tax rate on a GAAP and non-GAAP basis are below:

	GAAP		Non-GAAP
	Fourth Quarter Ended Dec. 31, 2016	Fourth Quarter Ended Dec. 31, 2015	Fourth Quarter Ended Dec. 31, 2016	Fourth Quarter Ended Dec. 31, 2015

Income before taxes (per Table 3)	$213,378	$253,013	$243,201	$190,951
Noncontrolling interests (per Tables 1 and 3)	(11,124)	(15,463)	(11,852)	(15,463)
Income before taxes attributable to TEGNA	$202,254	$237,550	$231,349	$175,488

Provision for income taxes (per Table 3)	$69,135	$81,608	$70,955	$56,154

Effective tax rate	34.2%	34.4%	30.7%	32.0%

	GAAP		Non-GAAP
	Year Ended Dec. 31, 2016	Year Ended Dec. 31, 2015	Year Ended Dec. 31, 2016	Year Ended Dec. 31, 2015

Income before taxes (per Table 3)	$712,452	$622,936	$803,455	$569,217
Noncontrolling interests (per Tables 1 and 3)	(51,302)	(63,164)	(52,030)	(63,164)
Income before taxes attributable to TEGNA	$661,150	$559,772	$751,425	$506,053

Provision for income taxes (per Table 3)	$216,979	$202,314	$240,540	$175,709

Effective tax rate	32.8%	36.1%	32.0%	34.7%